EXHIBIT (10)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 (No. 333-233843) (the “Registration Statement”) of our reports dated April 14, 2021 relating to the financial statements of Transamerica Financial Life Insurance Company and Transamerica Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our reports dated April 21, 2021 relating to the financial statements of each of the subaccounts of Separate Account VA BNY and Separate Account VA B indicated in our reports. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 27, 2021

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